CONSENT AUTHORIZING USE OF PREVIOUSLY-FILED LEGAL OPINION
                FOR NEUBERGER BERMAN EQUITY FUNDS ("REGISTRANT")



In connection with Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-14 (File Nos. 2-11357 and 811-582) to be filed with the Securities and Exchange Commission on or about July 31, 2000, we hereby consent to the continued use of the Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters with respect to Neuberger Berman Equity Funds, previously filed in Registrant's Registration Statement on Form N-14 on June 26, 2000 (File Nos. 2-11357 and 811-582). We further consent to the filing of this consent in connection with Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-14.

                                          Sincerely,



                                          /s/ KIRKPATRICK & LOCKHART LLP
                                          -------------------------------
                                          KIRKPATRICK & LOCKHART LLP